EXHIBIT F-3 KCPL PLANT ACCOUNTS
Name of Respondent		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISIONS FOR DEPRECIATION, AMORTIZATION AND DEPLETION

Line	Item		Total	Electric
No.	(a)		(b)	(c)
1	UTILITY PLANT
2	In Service
3	Plant in Service (Classified)		4,679,601,711	4,679,601,711
4	Property Under Capital Leases		2,368,847	2,368,847
5	Plant Purchased or Sold
6	Completed Construction not Classified
7	Experimental Plant Unclassified
8	TOTAL (Enter Total of lines 3 thru 7)		4,681,970,558	4,681,970,558
9	Leased to Others
10	Held for Future Use		5,416,906	5,416,906
11	Construction Work in Progress		53,821,023	53,821,023
12	Acquisition Adjustments
13	TOTAL Utility Plant (Enter Total of lines 8 thru 12)		4,741,208,487	4,741,208,487
14	Accum. Prov. for Depr., Amort., & Depl.		2,175,131,050	2,175,131,050
15	Net Utility Plant (Enter total of line 13 less 14)		2,566,077,437	2,566,077,437
16	DETAIL OF ACCUMULATED PROVISIONS FOR
DEPRECIATION, AMORTIZATION AND DEPLETION
17	In Service:
18	Depreciation		2,104,486,383	2,104,486,383
19	Amort. and Depl. of Producing Natural Gas Land and Land Rights
20	Amort. of Underground Storage Land and Land Rights
21	Amort. of Other Utility Plant		70,644,667	70,644,667
22	TOTAL in Service (Enter Total of lines 18 thru 21)		2,175,131,050	2,175,131,050
23	Leased to Others
24	Depreciation
25	Amortization and Depletion
26	TOTAL Leased to Others (Enter Total of lines 24 and 25)
27	Held for Future Use
28	Depreciation
29	Amortization
30	TOTAL Held for Future Use (Enter Total of lines 28 and 29)
31	Abandonment of Leases (Natural Gas)
32	Amort. of Plant Acquisition Adjustment

33	TOTAL Accumulated Provisions (Should agree with line 14 above)
	(Enter Total of lines 22, 26, 30, 31, and 32)		2,175,131,050	2,175,131,050

FERC FORM NO. 1 (ED. 12-89) Page 200

Name of Respondent		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157)
1. Report below the costs incurred for nuclear fuel		arrangements, attach a statement showing the
materials in process of fabrication, on hand, in reactor,		amount of nuclear fuel leased, the quantity used and
and in cooling; owned by the respondent.		quantity on hand, and the costs incurred under such
	2. If the nuclear fuel stock is obtained under leasing	leasing arrangements.

Changes During Year
Line	Description of Item	Balance
No.		Beginning of Year	Additions
	(a)	(b)	(c)
1	Nuclear Fuel in Process of Refinement,
Conversion, Enrichment & Fabrication (120.1)
2	Fabrication
3	Nuclear Materials	490,803	20,567,384
4	Allowance for Funds Used during Construction	1,750	310,782
5	Other Overhead Construction Costs	79,078	269,817
6	SUBTOTAL (Enter Total of lines 2 thru 5)	571,631
7	Nuclear Fuel Materials and Assemblies
8	In Stock (120.2)	0	490,803
9	In Reactor (120.3)	45,044,419	0
10	SUBTOTAL (Enter Total of lines 8 and 9)	45,044,419
11	Spent Nuclear Fuel (120.4)	96,976,052	0
12	Nuclear Fuel Under Capital Leases (120.6)
13	(Less) Accum. Prov. for Amortization of
	Nuclear Fuel Assemblies (120.5)	113,472,082	14,159,030
14	TOTAL Nuclear Fuel Stock (Enter Total
	lines 6, 10, 11 and 12 less line 13)	29,120,020
15	Estimated Net Salvage Value of Nuclear
Materials in line 9
16	Estimated Net Salvage Value of Nuclear
Materials in line 11
17	Estimated Net Salvage Value of Nuclear
Materials in Chemical Processing
18	Nuclear Materials Held for Sale (157)
19	Uranium
20	Plutonium
21	Other
22	TOTAL Nuclear Materials Held for Sale
(Enter Total of lines 19, 20 and 21)

FERC FORM NO. 1 (ED. 12-89) Page 202

Name of Respondent	This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
	(2) A Resubmission	4/25/2005	End of 2004/Q4

NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157) (Continued)

Changes During the Year
	Other Reductions		Balance	Line
Amortization	(Explain in a footnote)		End of Year	No.
(d)	(e)		(f)
				1

				2
	490,803		20,567,384	3
	0		312,532	4
	0		348,895	5
			21,228,811	6
				7
	0		490,803	8
	0		45,044,419	9
			45,535,222	10
	0		96,976,052	11
	0		0	12
0	0		0	13
			127,631,112
				14
			36,108,973
				15

				16

				17

				18
				19
				20
				21
				22

FERC FORM NO. 1 (ED. 12-89) Page 203

Name of Respondent		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

		ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106)

     1. Report below the original cost of electric plant in service according to the prescribed accounts.
     2. In addition to Account 101, Electric Plant in Service

  (Classified), this page and the next include Account 102, Electric Plant Purchased or Sold; Account 103, Experimental Electric Plant Unclassified; and Account 106, Completed Construction Not Classified - Electric.
     3. Include in column (c) or (d), as appropriate, corrections of additions and retirements for the current or preceding year.
     4. Enclose in parentheses credit adjustments of plant
  accounts to indicate the negative effect of such accounts.
     5. Classify Account 106 according to prescribed accounts, on an estimated basis if necessary, and include the entries in column (c) . Also to be included in column (c) are entries for reversals of tentative distributions of prior year reported in column (b). Likewise, if the respondent has a significant amount of plant retirements which have not been classified to primary accounts at the end of the year, include in column (d) a tentative distribution of such retirements, on an estimated basis, with appropriate contra entry to the account for accumulated depreciation provision. Include also in column (d) reversals of tentative distributions of prior year of unclassified retirements. Show in a footnote the account distributions of these tentative classifications in columns
(c) and (d), including the reversals of the prior years

			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
1		1. INTANGIBLE PLANT
2	(301)	Organization	72,186
3	(302)	Franchises and Consents	22,937
4	(303)	Miscellaneous Intangible Plant	86,081,059	2,648,532
5		TOTAL Intangible Plant (Enter Total of lines 2, 3, and 4)	86,176,182	2,648,532
6		2. PRODUCTION PLANT
7		A. Steam Production Plant
8	(310)	Land and Land Rights	8,858,418
9	(311)	Structures and Improvements	90,673,554	3,120,944
10	(312)	Boiler Plant Equipment	794,212,152	6,977,468
11	(313)	Engines and Engine-Driven Generators		0
12	(314)	Turbogenerator Units	208,085,235	3,395,627
13	(315)	Accessory Electric Equipment	114,450,890	11,220,911
14	(316)	Misc. Power Plant Equipment	25,458,186	854,849
15	(317)	Asset Retirement Costs for Steam Production	1,790,254
16		TOTAL Steam Production Plant (Enter Total of lines 8 thru 14)	1,243,528,689	25,569,799
17		B. Nuclear Production Plant
18	(320)	Land and Land Rights	3,411,585
19	(321)	Structures and Improvements	418,770,068	1,431,750
20	(322)	Reactor Plant Equipment	545,355,320	3,332,790
21	(323)	Turbogenerator Units	171,731,127	(53,245)
22	(324)	Accessory Electric Equipment	138,295,022	986,212
23	(325)	Misc. Power Plant Equipment	64,272,869	5,149,909
24	(326)	Asset Retirement Costs for Nuclear Production	31,934,947	0
25		TOTAL Nuclear Production Plant (Enter Total of lines 17 thru 22)	1,373,770,938	10,847,416
26		C. Hydraulic Production Plant
27	(330)	Land and Land Rights
28	(331)	Structures and Improvements
29	(332)	Reservoirs, Dams, and Waterways
30	(333)	Water Wheels, Turbines, and Generators
31	(334)	Accessory Electric Equipment
32	(335)	Misc. Power Plant Equipment
33	(336)	Roads, Railroads, and Bridges
34	(337)	Asset Retirement Costs for Hydraulic Production
35		TOTAL Hydraulic Production Plant (Enter Total of lines 25 thru 34)
36		D. Other Production Plant
37	(340)	Land and Land Rights	1,102,201	0
38	(341)	Structures and Improvements	917,454	0
39	(342)	Fuel Holders, Products, and Accessories	5,7347,490	0
40	(343)	Prime Movers
41	(344)	Generators	123,320,245	8,215,518
42	(345)	Accessory Electric Equipment	8,605,051
43	(346)	Misc. Power Plant Equipment

FERC FORM NO. 1 (ED. 12-03) Page 204

Name of Respondent		This Report is:	Date of Report		Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005		End of 2004/Q4

ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
tentative account distributions of these amounts.		only the offset to the debits or credits distributed in column (f)
Careful observance of the above instructions and the		to primary account classifications.
texts of Accounts 101 and 106 will avoid serious		7. For Account 399, state the nature and use of plant
omissions of the reported amount of respondent's		included in this account and if substantial in amount submit
plant actually in service at end of year.		a supplementary statement showing subaccount classification
6. Show in column (f) reclassifications or transfers		of such plant conforming to the requirements of these pages.
within utility plant accounts. Include also in column (f)		8. For each amount comprising the reported balance and
the additions or reductions of primary account classi-		changes in Account 102, state the property purchased or
fications arising from distribution of amounts initially		sold, name of vendor or purchaser, and date of transaction.
recorded in Account 102. In showing the clearance of		If proposed journal entries have been filed with the Commission
Account 102, include in column (e) the amounts with		as required by the Uniform System of Accounts, give also date
respect to accumulated provision for depreciation,		of such filing.
acquistion adjustments, etc., and show in column (f)

			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
					1
			72,186	(301)	2
			22,937	(302)	3
0		0	88,729,591	(303)	4
0		0	88,824,714		5
					6
					7
		(2,500)	8,855,918	(310)	8
165,620		(121,138)	93,507,740	(311)	9
5,298,114		(1,113,240)	794,778,266	(312)	10
			0	(313)	11
1,345,780		1,392,464	211,527,546	(314)	12
184,880		(137,953)	125,348,968	(315)	13
37,701		(20,133)	26,255,201	(316)	14
			1,790,254	(317)	15
7,032,095		(2,500)	1,262,063,893		16
					17
			3,411,585	(320)	18
2,924,979			417,276,839	(321)	19
3,110,265			545,577,845	(322)	20
17,308			171,660,574	(323)	21
1,229,673			138,051,561	(324)	22
210,489			69,212,289	(325)	23
			31,934,947		24
7,492,714		0	1,377,125,640		25
					26
			-	(330)	27
			-	(331)	28
			-	(332)	29
			-	(333)	30
			-	(334)	31
			-	(335)	32
			-	(336)	33
			-	(337)	34
					35
					36
			1,102,201	(340)	37
			917,454	(341)	38
			5,734,490	(342)	39
			-	(343)	40
7,481,531			124,054,232	(344)	41
			8,605,051	(345)	42

FERC FORM NO. 1 (ED. 12-03) Page 205

Name of Respondent		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

	ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
44	(347)	Asset Retirement Costs for Other Production
45		TOTAL Other Prod. Plant (Enter Total of lines 37 thru 44)	139,679,441	8,215,518
46		TOTAL Prod. Plant (Enter Total of lines 15, 23, 32 and 41)	2,756,979,068	44,632,733
47		3. TRANSMISSION PLANT
48	(350)	Land and Land Rights	23,533,427	42,297
49	(352)	Structures and Improvements	3,789,210	499,412
50	(353)	Station Equipment	115,412,125	4,430,854
51	(354)	Towers and Fixtures	4,029,692
52	(355)	Poles and Fixtures	81,697,670	3,088,222
53	(356)	Overhead Conductors and Devices	71,144,463	295,592
54	(357)	Underground Conduit	3,080,287
55	(358)	Underground Conductors and Devices	2,822,718
56	(359)	Roads and Trails
57	(359.1)	Asset Retirement Costs for Transmission Plant
58		TOTAL Transmission Plant (Enter Total of lines 48 thru 57)	305,509,592	8,356,377
59		4. DISTRIBUTION PLANT
60	(360)	Land and Land Rights	21,066,408	1,100,154
61	(361)	Structures and Improvements	9,046,348	506,298
62	(362)	Station Equipment	135,635,808	9,334,207
63	(363)	Storage Battery Equipment
64	(364)	Poles, Towers, and Fixtures	194,392,454	6,742,094
65	(365)	Overhead Conductors and Devices	157,733,423	7,685,684
66	(366)	Underground Conduit	117,035,811	9,923,644
67	(367)	Underground Conductors and Devices	256,718,989	19,749,179
68	(368)	Line Transformers	187,707,933	8,303,109
69	(369)	Services	74,726,341	1,678,663
70	(370)	Meters	67,392,227	1,107,596
71	(371)	Installations on Customer Premises	8,326,620	479,782
72	(372)	Leased Property on Customer Premises
73	(373)	Street Lighting and Signal Systems	31,574,610	1,865,709
74	(374)	Asset Retirement Costs for Distribution Plan
75		TOTAL Distribution Plant (Enter Total of lines 60 thru 74)	1,261,356,972	68,476,119
76		5. GENERAL PLANT
77	(389)	Land and Land Rights	1,560,266	814,946
78	(390)	Structures and Improvements	43,112,162	10,590,205
79	(391)	Office Furniture and Equipment	11,240,928	924,376
80	(392)	Transportation Equipment	484,870	22,360,248
81	(393)	Stores Equipment	607,822	31,014
82	(394)	Tools, Shop and Garage Equipment	2,873,211	99,073
83	(395)	Laboratory Equipment	4,230,046	227,229
84	(396)	Power Operated Equipment	188,228	9,467,036
85	(397)	Communication Equipment	66,560,836	3,586,435
86	(398)	Miscellaneous Equipment	188,751	960
87		SUBTOTAL(Enter Total of lines 77 thru 86)	131,047,120	48,101,522
88	(399)	Other Tangible Property
89	(399.1)	Asset Retirement Costs for General Plant
90		TOTAL General Plant (Enter Total of lines 87, 88 and 89)	131,047,120	48,101,522
91		TOTAL (Accounts 101 and 106)	4,541,068,934	172,215,283
92	(102)	Electric Plant Purchased (See Instr. 8)
93	(Less)	(102) Electric Plant Sold (See Instr. 8)
94	(103)	Experimental Plant Unclassified
95		TOTAL Electric Plant in Service (Enter Total of Lines 84 thru 87)	4,541,068,934	172,215,283

FERC FORM NO. 1 (ED. 12-03) Page 206

Name of Respondent		This Report is:	Date of Report		Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005		End of 2004/Q4

ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
			0	(346)	44
7,481,531		0	140,413,428		45
22,006,340		-2500	2,779,602,961		46
					47
3,109			23,572,615	(350)	48
128,192		(34,260)	4,126,170	(352)	49
544,659		27,601	119,325,921	(353)	50
			4,029,692	(354)	51
227,822			84,558,070	(355)	52
175,975			71,264,080	(356)	53
			3,080,287	(357)	54
			2,822,718	(358)	55
			0	(359)	56
					57
1,079,757		(6,659)	312,779,563		58
					59
14,528		(16,724)	22,135,310	(360)	60
35,436		29,450	9,546,660	(361)	61
1,607,621		(28,807)	143,333,587	(362)	62
			0	(363)	63
899,006		0	200,235,542	(364)	64
1,057,383		19,971	164,381,695	(365)	65
359,943		35,080	126,634,592	(366)	66
1,559,433		4,681	274,913,416	(367)	67
1,856,378		5,881	194,160,545	(368)	68
211,118			76,193,886	(369)	69
119,355		(710)	68,379,758	(370)	70
292,799		0	8,513,603	(371)	71
			0	(372)	72
1,992,977		(64,903)	31,382,439	(373)	73
					74
10,005,977		(16,081)	1,319,811,033		75
					76
120,786		0	2,254,426	(389)	77
29,582		36,217	53,709,002	(390)	78
17,786		(37,128)	12,110,390	(391)	79
327,674		(43,015)	22,474,429	(392)	80
		910	639,746	(393)	81
			2,972,284	(394)	82
			4,457,275	(395)	83
43,747		22,374	9,633,891	(396)	84
4,975		0	70,142,296	(397)	85
		0	189,711	(398)	86
544,550		(20,642)	178,583,450		87
				(399)	88
					89
544,550		(20,642)	178,583,450		90
33,636,624		(45,882)	4,679,601,711		91
0				(102)	92
		0			93
				(103)	94
33,636,624		(45,882)	4,679,601,711		95

FERC FORM NO. 1 (ED. 12-03) Page 207

Name of Respondent:		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

ELECTRIC PLANT HELD FOR FUTURE USE (Account 105)
1. Report separately each property held for future use at end of the year having an original cost of $250,000 or more. Group other items of property held for future use.
2. For property having an original cost of $250,000 or more previously used in utility operations, now held for future use, give in column (a), in addition to other required information, the date that utility use of such property was discontinued, and the date the original cost was transferred to Account 105.
Line	Description and Location	Date Originally	Date Expected	Balance at
No.	of Property	Included in	to be Used in	End of
		This Account	Utility Service	Year
	(a)	(b)	(c)	(d)
1	Land and Rights:
2
3
4
5	Land for Hawthorn Ash Pond Expansion in
6	Jackson Co., Missouri	1996	(1)	3,651,070
7
8	Site of future Ash Pond at Iatan Station in
9	Platte Co. , Missouri	1998	(1)	502,529
10
11	Engineering cost for future developments of Iatan 2	1999	(1)	371,201
12
13	Engineering for future bridge project over the Missouri
14	river at Iatan Station	2001	(1)	326,214
15
16
17
18
19
20
21	Other Property:
22	Property with original cost of less
23	than $250,000
24	(8 items)		(1)	565,892
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
47	TOTAL			5,416,906

FERC FORM NO. 1 (ED. 12-96) Page 214

Name of Respondent			This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company			(1) X An Original	(Mo, Da, Yr)
			(2) A Resubmission	4/25/2005	End of 2004/Q4

		CONSTRUCTION WORK IN PROGRESS-ELECTRIC (Account 107)
					Construction Work
Line		Description of Project			in Progress - Electric
No.					(Account 107)
		(a)			(b)
1	.	Iatan Station - Iatan 2 500 MW Unit			1,459,441
2	.	Hawthorn Station - Hawthorn Unit 5 Boiler Washdown System			112,696
3	.	Montrose Station - New Ash Pond Landfill			225,632
4	.	Montrose Station - Unit 3 Generator Stator and Rotor Rewind			3,736,221
5	.	Montrose Station - Distributed Control System Cabinet			118,525
6	.	LaCygne Station - Turbine #1 Low Pressure Rotor Replacement			4,695,652
7	.	LaCygne Station - Generator #1 Replacement			1,723,758
8	.	LaCygne Station - Unit 1 Selective Catalytic Reduction Equipment (SCR)			173,522
9	.	LaCygne Station - Unit 1 Turbine Rotor Blade Replacement			239,300
10	.	LaCygne Station - Unit 2 Turbine Vortex Gland Seals			276,497
11	.	LaCygne Station - Unit 2 Reheater Outlet Replacement			1,226,840
12	.	LaCygne Station - Unit 2 Replace Motor Control Center 2N, Bus 1			131,456
13	.	Iatan Station - Fuel Yard Washdown System			352,272
14	.	Iatan Station - Auxiliary Cooling Water Heat Exchanger Retube			414,611
15	.	Wolf Creek - Magne Blast Circuit Breaker Replacement			1,056,552
16	.	Wolf Creek - Diesel Generator Governor Replacement			127,814
17	.	Wolf Creek - Distribution Control System to Digital			7,096,281
18	.	Wolf Creek - Turbine Generator Modification			136,159
19	.	Wolf Creek - Main Stream Isolation Valve (MSIV) Actuator Replacement			1,587,637
20	.	Wolf Creek - Feedwater Actuator Replacement			166,849
21	.	Wolf Creek - Loose Parts Monitor System			444,553
22	.	Wolf Creek - Gas Analyzer Rack Replacement			161,019
23	.	Wolf Creek - Distribution Control System Conversion of Secondary Plant			214,814
24	.	Wolf Creek - Distribution Control System Conversion of Consolidated Controls Equipment			176,713
25	.	Wolf Creek - Secondary Side Uprate			121,971
26	.	Wolf Creek - Upgrade Facilities at Warehouse			364,194
27	.	Wolf Creek - License Renewal and Plant Aging			672,688
28	.	Wolf Creek - Distribution Control System Administrative Charges			107,336
29	.	Wolf Creek - Distribution Control System Main Feedwater Pump			189,999
30	.	Wolf Creek - Corrective Action and Trending Software			348,734
31	.	Wolf Creek - Miscellaneous Projects Under $100,000			748,825
32	.	Scott Air Pac Replacements			136,656
33	.	345 KV Line #11 Hawthorn-St. Joseph Line Panels			170,648
34	.	345 KV System Storm Dead-end Installation			526,405
35	.	Install Fire Walls at Transmission Substations			114,096
36	.	New 161 KV Line to Cedar Niles Substation #132			649,596
37	.	Install 69 KV Line from Liberty to Bypass Junction			156,826
38	.	Upgrade Transformers at Rockcreek Substation #76			113,527
39	.	Build Malta Bend Substation #136			333,399
40	.	Install Switchgear and three Distribution Circuits at Forest Substation #31			1,028,582
41	.	Install third Transformer at Line Creek Substation #63			282,534
42	.	Install Distribution Circuit at Tiffany Substation #39			602,894
43	TOTAL (1)				53,821,022

FERC FORM NO. 1 (ED. 12-87) Page 216

Name of Respondent			This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company			(1) X An Original	(Mo, Da, Yr)
			(2) A Resubmission	4/25/2005	End of 2004/Q4

		CONSTRUCTION WORK IN PROGRESS-ELECTRIC (Account 107)
					Construction Work
Line		Description of Project			in Progress - Electric
No.					(Account 107)
		(a)			(b)
	.	(Continued from 216)
1	.	New Distribution Circuit at Greenwood Substation #93			305,540
2	.	Install second Switchgear and two Distribution Circuits at Quarry Substation #128			155,006
3	.	Build New Cedar Niles Substation #132			201,175
4	.	Distribution Engineering Analysis Software - DEAT			314,090
5	.	Install Mobile Data Outage Management System			243,362
6	.	Install Outage Management System			862,468
7	.	Install Redesigned Cathodic Protection System			418,974
8	.	Install Distribution Network Automation System			518,935
9	.	Install Disaster Recovery Critical Service System			229,436
10	.	East District Radio Enhancements			208,414
11	.	Radio System Hardware and Software Upgrade			196,945
12	.	Data Center Service Replacement			517,380
13	.	Web Enabled Self Service Software			348,351
14	.	Credit and Collections Customer Information Systems Software			130,697
15	.	Customer Information Systems and Work Management System Service Order Integration			156,641
16	.	Indus EMPAC Asset Management Software System Upgrade			357,676
17	.	AM/FM Phase IV			335,206
18	.	Distribution Asset Management Software			251,814
19	.	Automated Telephone Response System Hardware and Software Upgrade			128,777
20	.	Realtime Network Ethernet Network Hardware			497,124
21	.	Installation of new Windows XP Desktop Operating System			534,114
22	.	Equipment Condition Monitoring (ECM) Hardware and Software System			752,609
23	.	Extensible Markup Language Software (XML)			225,924
24	.	MISC Projects under $100,000			13,206,641
25	.
26	.
27	.
28	.
29	.
30	.
31	.
32	.
33	.
34	.
35	.	The total of $53,821,023 does not include Nuclear Fuel or AFUDC on Nuclear
36	.	Fuel in the amount of $21,228,811.
37
38	.
39	.
40	.
41	.
42	.
43	.	TOTAL (1)			53,821,022

FERC FORM NO. 1 (ED 12-87) Page 216.1

Name of Respondent Kansas City Power & Light Company		This Report is:	Date of Report		Year/Period of Report
		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005		End of 2004/Q4

ACCUMULATED PROVISION FOR DEPRECIATION OF ELECTRIC UTILITY PLANT (Account 108)

      1. Explain in a footnote any important adjustments during the year.
       2. Explain in a footnote any difference between the amount for book cost of plant retired, line 11, column (c), and that
  reported for electric plant in service, pages 204-207, column
   (d), excluding retirements of non-depreciable property.
       3. The provisions of Account 108 in the Uniform System of
   Accounts require that retirements of depreciable plant be
   recorded when such plant is removed from service. If the

respondent has a significant amount of plant retired at
year end which has not been recorded and/or classified
to the various reserve functional classifications, make
preliminary closing entries to tentatively functionalize
the book cost of the plant retired. In addition, include
all costs included in retirement work in progress at year
end in the appropriate functional classifications.
    4. Show separately interest credits under a sinking
fund or similar method of depreciation accounting.

Section A. Balances and Changes During Year
Line	Item	Total	Electric Plant	Electric Plant	Electric Plant
No.		(c+d+e)	in Service	Held for Future Use	Leased to Others
	(a)	(b)	(c)	(d)	(e)

1	Balance Beginning of Year	2,004,054,657	2,004,054,657
2	Depreciation Provisions for Year,
	Charged to
3	(403) Depreciation Expense	129,559,276	129,559,276
4	(413) Exp. of Elec. Plt. Leas. to Others
5	(413.1) Depreciation Expense for Asset Retirement Costs
6	Transportation Expenses-Clearing	1,306,078	1,306,078
7	Other Clearing Accounts	0
8	Other Accounts (Specify):	7,733,588	7,733,588
9	Charged to Other Affiliates-Depr	0	0
10	TOTAL Deprec. Prov. for Year
	Enter Total of lines 3 thru 8)	138,598,942	138,598,942
11	Net Charges for Plant Retired:
12	Book Cost of Plant Retired	33,622,095	33,622,095
13	Cost of Removal	9,843,434	9,843,434
14	Salvage (Credit)	38,494,932	38,494,932
15	TOTAL Net Chrgs. for Plant Ret.	4,970,597	4,970,597
	(Enter Total of lines 11 thru 13)
16	Other Debit or Credit Items (Describe):	(1,093,182)	(1,093,182)
17	Other Changes for Retirement Work in Pro	(32,103,437)	(32,103,437)
18	Book Cost or Asset Retirement Costs Retired
	Balance End of Year (Enter Total of
19	lines 1, 10, 15, 16, and 18)	2,104,486,383	2,104,486,383
Section B. Balances at End of Year According to Functional Classifications
20	Steam Production	727,241,500	727,241,500
21	Nuclear Production	657,225,597	657,225,597
22	Hydraulic Production - Conventional
23	Hydraulic Production - Pumped Storage
24	Other Production	55,380,004	55,380,004
25	Transmission	137,194,649	137,194,649
26	Distribution	464,259,699	464,259,699
27	General	63,184,934	63,184,934
28	TOTAL (Enter Total of lines 20 thru 27)	2,014,486,383	2,014,486,383

FERC FORM NO. 1 (ED. 12-03) Page 219

Name of Respondent		This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/25/2005	End of 2004/Q4

1. Report below investments in Accounts 123.1, investments in Subsidiary Companies.
2. Provide a subheading for each company and List there under the information called for below. Sub-TOTAL by company and give a TOTAL in columns (e), (f), (g), and (h)
(a) Investment in Securities-List and describe each security owned. For bonds give also principal amount, date of issue, maturity and interest rate.
(b) Investment Advances - Report separately the amounts of loans or investment advances which are subject to repayment, but which are not subject t current settlement. With respect to each advance show whether the advance is a note or open account. List each note giving date of issuance, maturity date, and specifying whether note is a renewal.
(3) report separately the equity in undistributed subsidiary earnings since acquisition. The TOTAL in column (e)
should equal the amount entered for Account 418.1.
4. For any securities, notes, or accounts that were pledged designate such securities, notes, or accounts in a footnote, and state the name of pledgee and purposes of the pledge.
5. If Commission approval was required for any advance made or security acquired, designate such fact I a footnote and give name of Commission.
6. Report column (f) interest and dividend revenues from investments, including such revenues from securities disposed of during the year.
7. In column (h) report for each investment disposed of during the year, the gain or loss represented by the difference between cost of the investment ( or the other amount at which carried in the books of account if difference from cost)
and the selling price thereof, not including interest adjustment includible in column ( f).
8. Report on Line 42, column (a) the TOTAL cost of Account 123.1

INVESTMENTS IN SUBSIDIARY COMPANIES ( Account 123.1)
Line	Description of Investment	Date Acquired	Date of Maturity	Amount of Investment	Line
No.				at the Beginning of Year	No.
	(a)	(b)	(c)	(d)
				0
				0
				0
1	Home Service Solutions Inc.			0	1
2				0	2
3	SHARES AMOUNT			0	3
4	5,500,000 5,500,000	05/29/98		0	4
5	9,500,000 9,500,000	08/28/98		0	5
6	2,000,000 2,000,000	09/16/98		0	6
7	3,000,000 3,000,000	10/22/98		0	7
8	1,150,158 1,150,158	12/02/98		0	8
9	3,000,000 3,000,000	2/23/99		0	9
10	849,842 849,842	4/30/99		0	10
11	2,000,000 2,000,000	5/12/99		0	11
12	3,000,000 3,000,000	6/29/99		0	12
13	6,500,000 6,500,000	8/24/99		0	13
14	3,000,000 3,000,000	8/26/99		0	14
15	854,934 854,934	10/24/99		0	15
16	940,302 940,302	10/27/99		0	16
17	2,440,498 2,440,498	11/12/99		0	17
18	1,506,406 1,506,406	11/26/99		0	18
19	1,100,000 1,100,000	12/13/99		0	19
20	560,000 560,000	03/08/01		0	20
21				0	21
22	------------ ------------			0	22
23	46,902,140 46,902,140			46,902,140	23
24				0	24
25	Income (loss) from subsidiaries			-40,854,368	25
26				0	26
27	Subtotal			6,047,772	27
28				0	28
29				0	29
30				0	30
31	Kansas City Power & Light Receivable Company			3,000,000	31
32	Income (loss) from subsidiaries			(1,190,810)	32
33	Subtotal			1,809,190	33
34					34
35	KCPL Financing I (Trust)			4,640,000	35
36	Subtotal			4,640,000	36
37					37
38				0	38
39				0	39
40				0	40
41					41
42	Total Cost of Account 123.1 $ 49,902,140		TOTAL	12,496,963	42

FERC FORM NO. 1 (ED. 12-89) Page 224

Name of Respondent	This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
	(2) A Resubmission	4/25/2005	End of 2004/Q4

Equity in Subsidiary	Revenues for Year	Amount of Investment at	Gain or Loss from
Earnings of Year		End of Year	Investment Disposes of	Line
(e)	(f)	(g)	(h)	No.

0	0	0	0
0	0	0	0
0	0	0	0
0	0	0	0	1
0	0	0	0	2
0	0	0	0	3
0	0	0	0	4
0	0	0	0	5
0	0	0	0	6
0	0	0	0	7
0	0	0	0	8
0	0	0	0	9
0	0	0	0	10
0	0	0	0	11
0	0	0	0	12
0	0	0	0	13
0	0	0	0	14
0	0	0	0	15
0	0	0	0	16
0	0	0	0	17
0	0	0	0	18
0	0	0	0	19
	0		0	20
0	0		0	21
0	0		0	22
0	0	46,902,140	0	23
0	0	0	0	24
-6,743,879	0	-47,598,248	0	25
	0		0	26
-6,743,879	0	-696,107	0	27
	0		0	28
0	0	0	0	29
0	0	0	0	30
0	0	3,000,000	0	31
1,684,869	0	494,059	0	32
1,684,869	0	3,494,059	0	33
0	0	0	0	34
0	0	0	-4,640,000	35
0	0	0	640,000	36
				37
				38
				39
				40
0	0	0	0	41
5,059,010		2,797,952	4,640,000	42

FERC FORM NO. 1 (ED. 12-89) Page 225

Name of Respondent	This Report is:	Date of Report	Year/Period of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
(2) A Resubmission	4/25/2005	End of 2004/Q4

MATERIALS AND SUPPLIES
1. For Account 154, report the amount of plant materials	ments during the year (in a footnote) showing general
and operating supplies under the primary functional class-	classes of material and supplies and the various accounts
ifications as indicated in column (a); estimates of amounts	(operating expenses, clearing accounts, plant, etc.)
by function are acceptable. In column (d), designate the	affected - debited or credited. Show separately debits
department or departments which use the class of material.	or credits to stores expense-clearing, if applicable.
2. Give an explanation of important inventory adjust-

Department or
Balance	Departments
Line	Account	Beginning of	Balance	Which
No.	Year	End of Year	Use Material

(a)	(b)	(c)	(d)
1	Fuel Stock (Account 151)	22,542,535	21,120,798
2	Fuel Stock Expenses Undistributed (Account 152)
3	Residuals and Extracted Products (Account 153)
4	Plant Materials and Operating Supplies (Account 154)
5	Assigned to - Construction (Estimated)
6	Assigned to - Operations and Maintenance
7	Production Plant (Estimated)
8	Transmission Plant (Estimated)
9	Distribution Plant (Estimated)
10	Assigned to - Other	56,323,942	54,320,082
11	TOTAL Account 154 (Total of lines 5 thru 10)	56,323,942	54,320,082	All Departments
12	Merchandise (Account 155)
13	Other Materials and Supplies (Account 156)
14	Nuclear Materials Held for Sale (Account 157)
(Not applicable to Gas Utilities)
15	Stores Expense Undistributed (Account 163)	275,520	112,265
16
17
18
19
20	TOTAL Materials and Supplies (per Balance Sheet)	79,141,997	75,553,145

FERC FORM NO. 1 (ED. 12-96) Page 227